UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 16, 2010

Hana Biosciences, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-32626	32-0064979
(Commission File Number)	(IRS Employer
Identification No.)

7000 Shoreline Court, Suite 370
South San Francisco, CA 94080
(Address of principal executive offices and Zip Code)

(650) 588-6404
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of 2010 Equity Incentive Plan

General.

On February 16, 2010, the Board of Directors (the “Board”) of Hana Biosciences, Inc. (the “Company”) adopted the Hana Biosciences, Inc. 2010 Equity Incentive Plan (the “2010 Plan”).  Under the 2010 Plan, the Board or a committee appointed by the Board may award nonqualified stock options, incentive stock options, restricted stock, restricted stock units, performance awards, and stock appreciation rights (collectively referred to as an "Award" or "Awards") to participants.  Officers, directors, employees or non-employee consultants or advisors (the "Participants") of the Company (including its subsidiaries and affiliates) are eligible to receive Awards under the 2010 Plan. Set forth below is a general description of the material features of the 2010 Plan.  This summary is qualified in its entirety by reference to the complete 2010 Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Shares Available.

The total number of shares of the Company's common stock available for grants of Awards to Participants directly or indirectly under the 2010 Plan is 8,000,000 shares.  If any Awards granted under the 2010 Plan expire or terminate prior to exercise or otherwise lapse, the shares subject to such portion of the Award are available for subsequent grants of Awards.

Administration.

The 2010 Plan may be administered by the Board or by a committee of the Board (hereinafter referred to as the "Administrator"). Any committee appointed by the Board to administer the 2010 Plan shall consist of at least two "non-employee" directors (as defined in Rule 16b-3, or any successor provision, of the General Rules and Regulations under the Securities Exchange Act of 1934). The Administrator has broad powers to administer and interpret the 2010 Plan, including the authority: (i) to establish rules for the administration of the 2010 Plan; (ii) to select the Participants in the 2010 Plan; (iii) to determine the types of Awards to be granted and the number of shares covered by such Awards; and (iv) to set the terms and conditions of such Awards. All determinations and interpretations of the Administrator are binding on all interested parties.

Types of Awards.

Options.  Options granted under the 2010 Plan may be either "incentive" stock options within the meaning of Section 422 of the Internal Revenue Code ("I.R.C.") or "nonqualified" stock options that do not qualify for special tax treatment under Section 422 or similar provisions of the I.R.C.  The per share exercise price for stock options granted under the 2010 Plan will not be less than the fair market value of a share of the Company's common stock on the date the stock option is granted.

The period during which an option may be exercised and whether the option will be exercisable immediately, in stages, or otherwise is set by the Administrator. An incentive stock option may not be exercisable more than ten years from the date of grant. Participants generally may pay for shares upon exercise of options (i) with cash or check, (ii) by transfer to the Company of previously acquired shares of the Company’s common stock, (iii) through the withholding of shares of common stock from the number of shares otherwise issuable upon exercise of the option, (iv) through broker-assisted cashless exercise, or (v) by a combination thereof.  Each incentive option granted under the 2010 Plan is nontransferable during the lifetime of the Participant. A nonqualified stock option may, if permitted by the Administrator, be transferred to certain family members, family limited partnerships and family trusts.

The Administrator may, in its discretion, modify or impose additional restrictions on the term or exercisability of an option. The Administrator may also determine the effect that a Participant's termination of employment with the Company or a subsidiary may have on the exercisability of such option. The grants of stock options under the 2010 Plan are subject to the Administrator's discretion. Consequently, future grants to eligible Participants cannot be determined at this time.

On February 16, 2010, in connection with its adoption of the 2010 Plan, the Board also adopted and approved a form of stock option agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

                   Restricted Stock Awards.  The Administrator is also authorized to grant awards of restricted stock. Recipients of restricted stock awards are entitled to vote the shares and receive any dividends with respect to the shares from the date the award is made.  Each restricted stock award shall be evidenced by a written restricted stock agreement setting forth the risks of forfeiture and specifying when such risks of forfeiture shall lapse.  Restricted stock awards are not transferable by the Participant, other than by will or by the laws of descent and distribution, prior to the date the risks of forfeiture have lapsed.

                   Restricted Stock Unit Awards.  Unlike restricted stock awards, no stock is issued at the time a restricted stock unit award is granted, and grantees have no rights as stockholders until the risks of forfeiture specified in the restricted stock unit agreement lapse, at which time the grantee is entitled to either the underlying shares or the cash value of such shares, with the Company—not the grantee—making the determination between payment in shares or cash.  Restricted stock unit awards are not transferable by the Participant, other than by will or by the laws of descent and distribution, prior to the date the risks of forfeiture have lapsed.

                   Performance Awards.  Performance awards are conceptually similar to restricted stock unit awards, but include specified performance objectives that must be met. Performance awards are paid in either performance units or performance shares. Performance units are paid in cash. Performance share awards are paid in stock. No stock is issued at the time a performance share award is granted, and grantees have no rights as stockholders unless and until the award vests. The vesting of any performance award is tied to the achievement of one or more "Performance Objectives," which may relate to either the Company's or the grantee's performance. Once the stated Performance Objectives are achieved, the grantee is entitled to the cash or underlying shares.  Performance awards are not transferable by the Participant, other than by will or by the laws of descent and distribution.

Stock Appreciation Rights.  A stock appreciation right is a right to receive, upon exercise, a number of shares, cash, or any combination thereof, having a value equal to the excess of (i) the fair market value of a specified number of shares of the Company’s common stock on the date of such exercise, over (ii) a specified exercise price.  Stock appreciation rights are not transferable by the Participant, other than by will or by the laws of descent and distribution.

Term.

                   The 2010 Plan was effective upon its adoption by the Board on February 16, 2010. While Awards may be granted prior to the 2010 Plan being approved by the Company’s stockholders, incentive stock options shall be treated as nonqualified stock options if stockholder approval is not obtained by February 16, 2011.  Incentive stock options may be granted pursuant to the 2010 Plan until February 16, 2020. Other Awards may be granted pursuant to the 2010 Plan from time to time until the 2010 Plan is discontinued or terminated by the Administrator.

 Amendment.

The Board of Directors may terminate or amend the 2010 Plan, except that the terms of Award agreements then outstanding may not be adversely affected without the consent of the Participant. The Board of Directors may not amend the 2010 Plan to materially increase the total number of shares of common stock available for issuance under the 2010 Plan, decrease the price at which options may be granted, materially increase the benefits accruing to any individual or materially modify the requirements for eligibility to participate in the 2010 Plan without the approval of the Company's stockholders if such approval is required to comply with the I.R.C. or other applicable laws or regulations.

Stock Option Awards & 2010 Base Salaries

Also on February 16, 2010, the Board authorized stock option awards and base salary increases for certain executive officers, as reflected in the table below.  The stock options identified below as “Standard Stock Options” are ten-year options that vest as to one-third of the underlying shares of common stock on the first anniversary of the grant date, with the remaining two-thirds vesting ratably on a monthly basis over the following 24 months.  The stock options identified below as “Performance Stock Options” have the same term and vesting schedule as the Standard Stock Options, provided that the vesting of these options is also subject to the achievement of specified regulatory milestones relating to the Company’s Marqibo product candidate.  The exercise price of each stock option granted on February 16, 2010 is $0.19  per share of common stock, which represents the closing sale price of the Company’s common stock on such date.

Name	Title	2010 Base Salary	Standard Stock Options	Performance Stock Options
Steven R. Deitcher	President & CEO	$441,000	1,000,000	500,000
Anne E. Hagey	VP, Chief Medical Officer	$345,000	350,000	350,000
Tyler M. Nielsen	Controller and Interim CFO	$145,600	40,000	40,000

Amendment of 2003 Stock Option Plan and 2004 Stock Incentive Plan

Also on February 16, 2010, the Board adopted amendments to the Company’s 2003 Stock Option Plan (the “2003 Plan”) and 2004 Stock Incentive Plan (the “2004 Plan”).  Pursuant to the amendments, the number of shares of common stock authorized for issuance under the 2003 Plan was reduced from 1,410,068 to 528,342, of which 259,664 shares are reserved for issuance pursuant to the exercise of outstanding stock options, and 268,678 shares have previously been issued under the 2003 Plan.  Similarly, the number of shares of common stock authorized for issuance under the 2004 Plan was reduced from 7,000,000 to 4,747,257, of which 4,279,661 shares are reserved for issuance pursuant to the exercise of outstanding stock options, and 467,596 shares have previously been issued under the 2004 Plan.  The Company intends for all future stock option awards to be issued under the 2010 Plan, with no additional awards being issued under the 2003 Plan or 2004 Plan.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith.

Exhibit No.	Description
10.1	Hana Biosciences, Inc. 2010 Equity Incentive Plan

10.2	Form of Stock Option Agreement under 2010 Equity Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 22, 2010	Hana Biosciences, Inc.

	By:	/s/ Tyler M. Nielsen
Tyler M. Nielsen
Controller and Interim Chief Financial Officer

EXHIBIT INDEX

Ex. No.	Description

10.1	Hana Biosciences, Inc. 2010 Equity Incentive Plan

10.2	Form of Stock Option Agreement under 2010 Equity Incentive Plan